Exhibit 4.3
(FACE OF SECURITY)
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., OR SUCH OTHER NAME REQUESTED BY THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
4.625% Notes due 2020
UIL HOLDINGS CORPORATION

Issue Date: October 7, 2010	Maturity Date: October 1, 2020

Principal Amount: $450,000,000	CUSIP No.: 902748 AA0

Registered: R-1	ISIN No.: US902748AA02
     UIL Holdings Corporation, a Connecticut corporation (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Four Hundred Fifty Million and no/100 Dollars ($450,000,000.00) on October 1, 2020, and to pay interest thereon from the Issue Date or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually on April 1 and October 1 in each year, commencing April 1, 2011, until and including the Maturity Date (each, an “Interest Payment Date”), at the rate of 4.625% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the record date for such interest, which shall be March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a “Regular Record Date”). Any such interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more predecessor securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such special record date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of the principal of (and premium, if any) and interest on this Security shall be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the maturity of the principal hereof; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that, if this Security is a Global Security, payment may be made pursuant to the applicable procedures of the Depositary as permitted in said Indenture.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed on its behalf by its duly authorized officer.
Dated: October 7, 2010

UIL HOLDINGS CORPORATION
By:
Name:
Title:

By:
Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.
Dated: October 7, 2010

THE BANK OF NEW YORK MELLON, as Trustee
By:
Name:
Title:

(REVERSE OF SECURITY)
4.625% Notes due 2020
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 7, 2010 (the “Base Indenture”), as supplemented by the first supplemental indenture thereto dated as of October 7, 2010 (collectively, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited initially in aggregate principal amount to $450,000,000.00.
     If, for any reason, the Company has not completed the acquisition of the Connecticut Gas Companies on or prior to August 25, 2011, the Company shall redeem all of the Securities on September 26, 2011 at the Special Mandatory Redemption Price. The Company shall notify the Trustee in writing in the event the acquisition is completed. If such redemption occurs, the Company shall mail notice of such redemption promptly after August 25, 2011 to the Trustee and to each Holder of the Securities at its registered address in accordance with Section 3.02 of the Base Indenture.
     In connection with such special mandatory redemption, the following defined terms apply:
     “Connecticut Gas Companies” means The Southern Connecticut Gas Company and Connecticut Natural Gas Corporation.
     “Special Mandatory Redemption Price” means 101% of the aggregate principal amount of the Securities with accrued and unpaid interest from their Issue Date to but excluding September 26, 2011.
     The Company may, at its option, at any time and from time to time redeem all or any portion of the Securities, on not less than 30 nor more than 60 days’ prior notice mailed to the Holders of the Securities to be redeemed in accordance with Section 3.02 of the Base Indenture, at a redemption price equal to the greater of (a) 100% of the principal amount of the Securities to be redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed that would be due after the related redemption date but for such redemption (except that, if such redemption date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment shall be reduced by the amount of interest accrued thereon to such redemption date), discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points.
     In connection with such optional redemption, the following defined terms apply:

     “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.
     “Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of those Reference Treasury Dealer Quotations, or (b) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
     “Reference Treasury Dealer” means each of Banc of America Securities LLC, J.P.Morgan Securities LLC and Morgan Stanley & Co. Incorporated and their successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company, except that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company (and provided to the Trustee) by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.
     “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second Business Day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date but not less than zero.
     If less than all the Securities are to be redeemed, the Trustee shall select, pro rata, by lot or in such manner as it shall deem appropriate and fair, Securities to be redeemed in whole or in part.
     The notice of redemption to each such Holder shall specify the principal amount of each Security held by such Holder to be redeemed, the CUSIP numbers of the Securities to be redeemed, the date fixed for redemption, the redemption price, or if not then ascertainable, the manner of calculation thereof, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series and tenor in principal amount equal to the unredeemed portion thereof will be issued.
     In case any Security is to be redeemed in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holders hereof upon the cancellation hereof.
     The Trustee shall have no obligation to calculate the redemption price in connection with any redemption of all or any portion of the Securities.
     So long as any of the Securities are outstanding, the Company shall be bound to the covenants set forth in the Indenture applicable to the Securities.
     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
     The Securities shall not be subject to any sinking fund.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of all series to be affected (considered together as one class for this purpose). Any consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of at least 25% in aggregate principal amount of outstanding Securities of all such series affected shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, such Holder or Holders have offered the Trustee indemnity satisfactory to it against any costs, liabilities or expenses to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Securities of all such affected series a direction that is inconsistent with such written request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of the Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered upon the Security Register for such series as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for all purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.
     The Securities of this series are issued in fully registered form, without coupons, and issued in denominations of $2,000 or integral multiples of $1,000 in excess thereof.
     This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 2.07 of the Base Indenture on transfers and exchanges of Global Securities.
     The laws of the State of New York shall govern this Security and the Indenture.
     All terms used in this Security that are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.